Exhibit 1.1

[                   ] Shares

Shuffle Master, Inc.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

[           ], 2008

Deutsche Bank Securities Inc.

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

as Representative of the several
Underwriters listed on Schedule I hereto

Ladies and Gentlemen:

Shuffle Master, Inc., a Minnesota corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (“you” or the “Representative”) an aggregate of [             ] shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”).  The respective amounts of the Firm Shares to be to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to [               ] additional shares of Common Stock (the “Option Shares”) as set forth below.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option, in whole or in part, for the accounts of the several Underwriters.  The Firm Shares and the Option Shares are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each the Underwriters as follows:

(a)           A registration statement on Form S-1 (File No. 333-152000) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, as amended at the time it becomes effective, is herein referred to as the “Registration Statement” and has become effective under the Act.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  As used herein, the term “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act.  Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

(b)           As of the Applicable Time (as defined below) and as of the Closing Date or any Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule II hereto (collectively, the “General Disclosure Package”) nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus filed prior to the first use of such Limited Use Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 10.  As used in this Agreement:

“Applicable Time” means [         ] [a/p]m (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time, means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Other than those subsidiaries that would not be deemed a “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit 21.1 to the Registration Statement (the “Subsidiaries”).  Each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and where the failure to be so qualified would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d)           The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for, or relating to, the registration of any shares of Common Stock.

(e)           The Company has an authorized capitalization set forth under the caption “Capitalization” in the Registration Statement, the Statutory Prospectus and the Prospectus (and any similar section or information contained in the General Disclosure Package).  All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects.  The form of certificate for the shares of Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation in all material respects.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not:  (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money or (ii) declared or paid any dividend or made any other distribution on, or in respect to, its capital stock.

(f)            The Registration Statement has been declared effective by the Commission.  The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 10.

(g)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus.

(h)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Limited Use Free Writing Prospectus approved in writing in advance by the Representative and other materials, if any, permitted under the Act and consistent with Section 3(b) below.  To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(i)            (a) At the time of filing the Registration Statement and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause (b)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(j)            Prior to the Closing Date, the Company will furnish to the Representative, as soon as practicable, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)           The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related notes and schedules have been prepared in accordance with generally accepted principles of accounting in the United States (“GAAP”), consistently applied throughout the periods indicated, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data of the Company and the Subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(l)            Deloitte & Touche LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(m)          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Stock Market thereunder (the “Sarbanes-Oxley Act”) is applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(n)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, and material to the Company’s business or operations, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus and such liens, mortgages, pledges, charge and encumbrances which are not material in amount.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases.

(p)           Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect the Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due;  all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(q)           Since the date of the most recent financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)            Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its amended Articles of Incorporation or Bylaws or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, and solely with respect to this clause (ii), which violation or default would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution and delivery of this Agreement, the issuance and sale of the Shares to the Underwriters by the Company pursuant to this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, except for such conflicts, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or of the amended Articles of Incorporation or Bylaws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries, except for such conflicts with gaming regulations that both (x) would not have a Material Adverse Effect and (y) are not currently known to the Company.

(s)           The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(t)            Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the issuance and sale of the Shares to the Underwriters by the Company pursuant to this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect, except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws, the Company’s filing of copies of all documents related to the transaction (i) with the Mississippi Gaming Commission within fourteen (14) calendar days after the closing of this transaction, (ii) with the Nevada State Gaming Control Board within thirty (30) days of the end of the calendar quarter in which the transaction is consummated and (iii) with other gaming regulatory authorities (including without limitation the approval of the Nevada Gaming Commission as described in the Registration Statement, the General Disclosure Package and the Prospectus).

(u)           The Company, each of the Subsidiaries and each of their respective directors and executive officers hold all material licenses, certificates and permits from governmental authorities including gaming regulatory authorities, which are necessary to the conduct of their businesses.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has infringed any material Intellectual Property of any other person or entity.  The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are material to the Company and the Subsidiaries taken as a whole.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are material to the Company and the Subsidiaries taken as a whole.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the material technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the material Intellectual Property of any other person or entity.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company that is material to the Company and its Subsidiaries as a whole.

(v)           Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock in accordance with Regulation M under the Exchange Act.

(w)          Neither the Company nor any Subsidiary is or, after giving effect to the application of the net proceeds from the offering and sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules and regulations thereunder.

(x)            The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences..  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting, nor any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y)           The Company has established and maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act) that complies with the requirements of the Exchange Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(z)            The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(aa)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb)         Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc)         The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(dd)         The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee)         The Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company or any of the Subsidiaries is the subject of any pending or threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; none of the Company or any of its Subsidiaries has received any notice or claim, nor are there pending or threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; as used herein, “Environmental Laws” means any federal, state or local law or regulation applicable to the Company’s or any of the Subsidiaries’ business operation or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(ff)           Subject to notice of official issuance, the Shares have been listed for quotation Nasdaq Global Select Market.

(gg)         There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(hh)         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(ii)           To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and the each Underwriter agrees, severally and not jointly, to purchase, at a price of $[          ] per share, the Firm Shares.

(b)           Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the Firm Shares to be sold by it, against delivery of certificates therefor to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”) at 10:00 a.m., New York time, on  [            ], 2008 or at such other time and date as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of the Prospectus, by the Underwriters, to the Company, setting forth the number of Option Shares as to which each Underwriter is exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as an “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as such Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  You, as Representative of the several Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on any Option Closing Date in Federal (same day) funds to an account designated by the Company against delivery of certificates therefor to the Underwriters, for the Underwriters’ respective accounts through the facilities of DTC.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Underwriters may from time to time thereafter change the public offering price and other selling terms.

4.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)           The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b)           The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)           The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the

Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)           The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(e)           The Company will deliver to any Underwriter as many copies of any Preliminary Prospectus as such Underwriter may reasonably request.  The Company will deliver to any Underwriter as many copies of any Issuer Free Writing Prospectus as such Underwriter may reasonably request.  The Company will deliver to, or upon the order of, any Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as such Underwriter may reasonably request.  The Company will deliver to the Representative at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to any Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as such Underwriter may reasonably request.

(f)            The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)           If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(h)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representative in writing when such statement has been so made available.

(i)            Prior to the Closing Date, the Company will furnish to the Underwriters, as soon practicable after they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be.

(k)           The Company will use its best efforts to list the Shares for quotation on the Nasdaq Global Select Market and maintain the listing of the Shares on the Nasdaq Global Select Market.

(l)            The Company has caused each officer and director of the Company to furnish to the Representative, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(m)          The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(n)           The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o)           The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the Common Stock.

5.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the Listing Fee of the Nasdaq Global Select Market; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters).  Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 5 hereof are not satisfied, or because this Agreement is terminated by any Underwriter pursuant to Section 8 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and any Option Shares, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or such Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)           The Representative shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of Latham & Watkins LLP, special counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Exhibit B hereto.

(c)           The Representative shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of Jerome R. Smith, Senior Vice President and General Counsel to the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Exhibit C hereto.

(d)           The Representative shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of Larkin Hoffman Daly & Lindgren Ltd., special Minnesota counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) to the effect set forth in Exhibit D hereto.

(e)           The Representative shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of Fox Rothschild LLP, New Jersey counsel for the Company, Snell & Wilmer L.L.P., Nevada counsel for the Company,  and Phelps Dunbar LLP, Mississippi counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Exhibits E, F and G, respectively, hereto.

(f)            The Representative shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)           The Representative shall have received, on each of the date hereof, the Closing Date or the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative and addressed to the Underwriters of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)           The Representative shall have received on the Closing Date and any Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or such Option Closing Date, as the case may be, each of them severally represents as follows:

(i)            The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)           The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)          All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)          He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)          He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)         Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(i)            The Firm Shares and Option Shares, if any, shall have been approved for quotation upon notice of issuance on the Nasdaq Global Select Market.

(j)            The Representative shall have received executed copies of the Lockup Agreements described in Section 3(l), which shall be in full force and effect.

(k)           The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Cahill Gordon & Reindel LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.             INDEMNIFICATION.

(a)           The Company agrees:

(1)           to indemnify and hold harmless each Underwriter, the directors and officers of any Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by such Underwriter consists of the information described as such in Section 11; and

(2)           to reimburse each such Underwriter, the directors and officers of any Underwriter, and each such controlling person upon demand for any reasonable legal or other out-of-pocket expenses incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not any such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that such Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that such Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through such Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by such Underwriter consists of the information described as such in Section 11.  This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)            Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the directors or officers of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, the directors or officers of any Underwriter or any person controlling any such Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.             NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Representative, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention:  Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  General Counsel; if to the Company, to Shuffle Master, Inc., 1106 Palms Airport Drive, Las Vegas, Nevada 89119, Attention:  Jerome Smith, Fax (702) 270-5161, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022. Attention:  Kirk A. Davenport II, Fax (212) 751-4864.

9.             TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:  (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, or a disruption in commercial banking or securities settlement or clearance systems in the United States, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Company’s common stock by the Nasdaq Global Select Market, the Commission, or any other governmental authority or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)           as provided in Section 5 of this Agreement.

10.           DEFAULTING UNDERWRITERS.

(a)           If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail or refuse to purchase Shares that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Shares to be purchased on such date, the other Underwriters shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Shares without the written consent of such Underwriter.

(b)           If, on the Closing Date, any Underwriter shall fail or refuse to purchase Firm Shares which it has agreed to purchase hereunder on such date and the aggregate principal amount of Shares with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or of the Company.  In any such case either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected.  If, on the Option Closing Date, any Underwriter shall fail or refuse to purchase Option Shares and the aggregate principal amount of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Option Shares to be purchased, the non-defaulting Underwriters shall have the option to (a) terminate their obligations hereunder to purchase Option Shares or (b) purchase not less than the principal amount of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely because of such purchase.

12.           INFORMATION PROVIDED BY UNDERWRITER.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the paragraphs under the caption “Underwriting—Stabilization” in the Prospectus.

13.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf any Underwriters or any controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principals and not the agents or fiduciaries of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company  except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SHUFFLE MASTER, INC.

By:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
As Representative of the several
Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By:
Authorized Officer

By:
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to Be Purchased

Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
KeyBanc Capital Markets Inc.
Brean Murray, Carret & Co., LLC

Total

SCHEDULE II

Schedule of Option Shares

Name	Maximum Number of Option Shares to Be Sold	Percentage of Total Number of Option Shares

Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
KeyBanc Capital Markets Inc.
Brean Murray, Carret & Co., LLC

Total		100%

SCHEDULE III

[Price and other terms of the offering conveyed orally]

SCHEDULE IV

[List each Issuer Free Writing Prospectus to be included in the General Disclosure Package including Final Term Sheet, if applicable]

EXHIBIT A

LOCK-UP AGREEMENT

July     , 2008

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY  10005

as Representative of the several
Underwriters listed on Schedule A hereto

Ladies & Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and the several underwriters listed on Schedule A hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Shuffle Master, Inc., a Minnesota corporation (the “Company”), providing for the offering (the “Offering”) by the Underwriters of shares of common stock, par value $.01, of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, for a period of 90 days after the date of the prospectus relating to the Offering, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or enter into any hedging transaction relating to the Common Stock or make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed Offering, and any other action taken by the Company in connection with the proposed Offering.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representative.  For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Signature:

Print Name:

2

EXHIBIT B

FORM OF LATHAM & WATKINS LLP’S OPINION

(i)              The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto and no proceeding for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or threatened under the Act.

(ii)             The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

(iii)            The statements under the captions [“Description of Capital Stock”] and [“Shares Eligible for Future Sale”] in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

(iv)            The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or violate any of the terms or provisions of the charter or by-laws of the Company, or conflict with or result in a breach of, or default under, any of the terms or provisions of any material indenture, mortgage, deed of trust or other agreement or instrument, which is filed as an exhibit to the Registration Statement.

(v)             No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by FINRA or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

(vi)            Any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Act has been made within the time period required by Rule 433(d) under the Act.

(vii)           When issued in accordance with the terms of and delivered to and paid for by you in accordance with the Shares will be validly issued, fully paid and non-assessable.

(viii)          The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you pursuant to the Underwriting Agreement on the date hereof do not:

(a)           violate any federal or New York statute, rule or regulation or Court Order applicable to the Company; or

(b)           require any consents, approvals or authorizations to be obtained by the Company, or any registrants, declarations or filings to be made by the Company, in each case, under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made.

(ix)            With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is  not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The primary purpose of their professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Prospectus, except to the extent expressly set forth in the numbered paragraph (iii) of their opinion letter, and have not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Prospectus, such counsel reviewed the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Prospectus and related matters were discussed.

Based on such participation, review and reliance as described above, such counsel advise you that no facts came to their attention that caused them to believe that (i) the Registration Statement, at the time it became effective, (ii) the General Disclosure Package as of the Applicable Time or (iii) the Prospectus as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Prospectus.

2

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL

(i)            based on such counsel’s current knowledge and after “due inquiry,” in connection with the Registration Statement, the General Disclosure Package and the Prospectus, the statements in under the headings “Business—Gaming Regulations”; “Business—Other Business Information—Legal Proceedings” and “Business—Regulation and Licensing” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements constitute a summary of documents and proceedings referred to therein or matters of law, but subject to the qualifications and explanatory text which is also contained therein, fairly summarize in all material respects the information called for with respect to such documents and matters; and

(ii)           such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries which have not been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

Such counsel’s opinion shall be subject to such limitations as are typical in attorney opinion letter for common stock offerings registered with Commission.  “Due inquiry” for purposes of clause (i) shall mean such inquiry as such counsel deems reasonable under all applicable facts and circumstances.  Such counsel may note in such opinion that the Director of Compliance does not report to such counsel.

EXHIBIT D

FORM OF LARKIN HOFFMAN DALY & LINDGREN, LTD. OPINION

(i)            the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(ii)           the Company was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with the power and authority to own or lease its properties and conduct its business under Minnesota corporate law as described in the Prospectus under Minnesota law (it being understood that such counsel need express no opinion with respect to the Company’s qualification to do business in, good standing in, power or authority as a foreign corporation or otherwise under the laws of any other jurisdiction);

(iii)          the execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the amended Articles of Incorporation or Bylaws of the Company;

(iv)          the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the shares of Common Stock; and the Rights have been validly issued; and

(v)           the statements under the caption “Description of Capital Stock” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of Minnesota corporate law, fairly summarize such documents and matters in all material respects.

EXHIBIT E

FORM OF FOX ROTHSCHILD LLP OPINION

(1)           The statements in the Prospectus under the headings “Business—Regulation and Licensing” and “Business—Gaming Regulation—General Regulatory Licensing and Approvals” have been reviewed by us and to the extent the same pertain solely to the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the “New Jersey Gaming Laws”), they are accurate and correct in all material respects and fairly summarize the information called for; and we have no knowledge of any material legal or governmental proceedings in the State of New Jersey to which the Company or any affiliate that has licensed gaming operations in the State of New Jersey (a “New Jersey Gaming Affiliate”) is a named party wherein a claim of a violation of the New Jersey Gaming Laws is asserted.

(2)           Each approval, consent, order, authorization, designation, declaration or filing (each, a “New Jersey Permit”) required of or from any governmental or regulatory body (the “New Jersey Gaming Authorities”) under the New Jersey Gaming Laws necessary in connection with the execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement and the consummation of the transactions therein contemplated has been obtained or made and is in full force in effect.

(3)           The execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement do not violate any of the New Jersey Gaming Laws or any orders or decrees of any executive, legislative, judicial, administrative or regulatory body of the State of New Jersey known to us to be binding upon the Company or any of its subsidiaries.

(4)           Each of the Company and its subsidiaries has such authorizations from the New Jersey Gaming Authorities as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus (including documents incorporated by reference therein).

EXHIBIT F

FORM OF SNELL & WILMER L.L.P. OPINION

(1)           The statements under the caption “Gaming Regulation—Nevada Regulatory Matters” in the Prospectus insofar as such statements constitute a summary of matters of Nevada law or Nevada legal conclusions, are correct in all material respects as of the date of the Underwriting Agreement and as of the date hereof.

(2)           Except as described in the Prospectus, or as may be required under Nevada “blue sky” laws, as to which such counsel need express no opinion, each approval, consent, order authorization, designation, declaration or filing by or with any Nevada regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect, provided that the Chairman of the Nevada State Gaming Control Board has not issued an interlocutory stop order concerning the offering of the Shares.

(3)           The Company has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the “Nevada Gaming Laws”) (each, a “Nevada Permit”) to own, lease and license its assets and properties and to conduct its business as its business and properties are described in the Prospectus.  To the best of such counsel’s knowledge, the Company has fulfilled and performed in all material respects all of its obligations with respect to Nevada Permits and, to the best of such counsel’s knowledge, the Company is not in violation of any term or provision of any such Nevada Permit, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.

(4)           The execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement do not violate any of the Nevada Gaming Laws or any orders or decrees of any executive, legislative, judicial, administrative or regulatory body of the State of Nevada known to such counsel to be binding upon the Company or any of its subsidiaries, provided that the Company files copies of all documents related to the transaction with the Nevada State Gaming Control Board within thirty (30) days after the end of the calendar quarter in which the transaction is consummated.

(5)           Shuffle Master Holding Company, Inc. (“Holding”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

EXHIBIT G

FORM OF PHELPS DUNBAR LLP OPINION

(1)           Except as provided in paragraph A below, each approval, consent, order, authorization, designation, declaration or filing by or with the Gaming Commission necessary for (i) the execution and delivery by the Company of the Underwriting Agreement and (ii) the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement has been obtained or made and is in full force and effect.

(2)           The execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement do not violate any of the Mississippi Gaming Laws.

(3)           To our knowledge, the Company has such authorizations from the Gaming Commission as are necessary to conduct its business as described in the “Summary: Shuffle Master, Inc.” section of the Prospectus.